EXHIBIT 99.2
Acquisition of TexStar Field Services, L.P. July [XX], 2006

Forward Looking Statements Under the Private Securities Litigation Act of 1995 This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those discussed during this presentation. Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering, processing, marketing and transportation of natural gas and natural gas liquids, or NGLs. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public. The Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

Transaction Overview

Transaction Overview TexStar's natural gas gathering, treating and processing assets will expand Regency's operations into two new geographic regions We expect to finance the transaction 50% with bank debt and 50% with equity The transaction will be immediately accretive to unitholders TexStar provides a solid platform for future organic growth Closing is anticipated during the third quarter Regency has executed a definitive agreement to acquire TexStar Field Services LP from affiliates of HM Capital Partners LLC for $350 million

Acquisition Rationale Rationale Combined System Provides significant geographical diversity to Regency, increasing our key regions from three to five Strategically located to take advantage increased drilling activity Prolific and long lived reserves Long-term dedication by Blackbrush Oil & Gas, an affiliate of TexStar Significant organic growth opportunities The TexStar acquisition provides many strategic advantages to Regency Gas Treating / Processing Facility Regency Existing Assets TexStar Assets

Assets Being Acquired TexStar's assets are located in South and East Texas East Texas: Key Operating Statistics Pipe Line 428 miles Facilities 2 Processing Plants Compression 22,500 hp System capacity 150 MMcf/d Treating capacity 125 MMcf/d Processing capacity 85 MMcf/d South Texas: Key Operating Statistics Pipe Line 1,048 miles Facilities 2 Processing Plants Compression 14,300 hp System capacity 265 MMcf/d Treating capacity 100MMcf/d Processing capacity 8 MMcf/d Eustace Plant Como Plant Tilden Plant Eagle Pass Plant

TexStar Overview TexStar's strategy has been to acquire underutilized assets, invest capital and improve financial performance through higher utilization TexStar has been built over the last two years through a series of acquisitions The Enbridge asset acquisition in late 2005 provided critical mass to connect the many previous assets acquisitions in South Texas and provides a footprint in East Texas The pending Como acquisition will provide additional scale to TexStar's East Texas assets TexStar Acquisition History

Identified Organic Growth Projects Regency's management team has extensive experience in South and East Texas Together with TexStar's management team, Regency will pursue four types of organic growth projects Refurbish existing plants to increase fuel and operating efficiencies Achieve processing upgrades on rich gas not currently processed Extend and connect pipes for additional gathering volumes Build out low pressure gathering system Longer-term, high levels of drilling activity in South Texas and renewed drilling activity in East Texas provide numerous opportunities for additional growth Management has identified approximately $30 million in near-term growth capital projects

Combined Company Overview The TexStar acquisition will expand Regency's scale and scope

Financial Information

Financing Plan Sources of funds are expected to be as follows: Regency has received commitments for a new $850 million credit facility, which will consist of a $600 million Term Loan facility and a $250 million revolving credit facility The new facility will be used to: Refinance approximately $400 million of existing Regency bank debt Fund the cash portion of the acquisition price Provide an expanded revolving credit facility At closing, HM Capital will receive approximately 5.2 million restricted common units New units will not participate in distributions for 2 distribution periods following closing New units will convert to common approximately 6 months after closing Regency intends to raise sufficient additional equity that, together with the units issued in the transaction, will finance 50% of the purchase price Regency will fund the acquisition with 50% bank debt and 50% equity

Financial Impact No distributions for the balance of 2006 on new units issued to HM Capital TexStar assets are expected to produce approximately Maintenance capital for TexStar's assets is expected to be approximately $5 million in 2007 Regency expects the TexStar acquisition to be immediately accretive to unitholders

Commodity Exposure

Regency will fold TexStar into its existing risk management strategy

Contract Mix

- TexStar's contract mix is approximately 24% POP, 75% fee, and 1% KW on a volumetric basis
- On a combined basis, Regency's contract mix will change only slightly


2006P Volumetric Contracted Mix
Regency Standalone
PF for TexStar Acquisition
KW 4.0%
POP 19.3%
Fees 76.7%
KW 3.5%
POP 20.2%
Fees 76.3%

Hedging

- TexStar's POP contracts will create significant additional exposure to NGLs
  - Regency intends to hedge a significant portion of the NGLs through at least 2008
- Exposure to natural gas commodity prices will increase minimally (about 2 MMBtu/d) as a result of TexStar's POP contracts
  - These volumes are not of sufficient quantity to hedge

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Accounting Impact As a result, Regency is required to use the pooling of interests method of accounting for the transaction rather than the purchase method Using Regency's expected sources of funding at closing, the two types of accounting would yield different results As the example above illustrates, pooling of interests accounting treatment does not take into account the fair market value of TexStar's assets Creates a permanent difference in Regency's debt/capital ratio Pooling of interests accounting also does not allow transaction costs to be capitalized Regency will have to expense its TexStar-related transaction costs this year From an accounting perspective, Regency and TexStar are considered to be controlled by the same entity, HM Capital